Exhibit 10.2

AMENDMENT TO THE TWB COMPANY, LLC

DEFERRED PROFIT SHARING PLAN, AS AMENDED AND RESTATED

Effective on and after January 1, 2014

Amendment to the TWB Company, LLC

Deferred Profit Sharing Plan, as Amended and Restated

WHEREAS, TWB Company, LLC (the “Company”) has established the TWB Company, LLC Deferred Profit Sharing Plan (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, the Plan provides that the Company may amend the Plan;

WHEREAS, the Plan has been most recently amended and restated effective January 1, 2009, and further amended thereafter; and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended effective on and after January 1, 2014, or as otherwise stated below, as follows:

1. The first sentence of the second paragraph of Section 3.1 shall be deleted in its entirety, and the following shall be substituted, effective as set forth herein.

In lieu of requiring an Eligible Employee to complete an Enrollment Designation, the Committee will elect on behalf of each Eligible Employee who becomes a 401(k) Participant on or after January 1, 2014 and who has not otherwise made an Enrollment Designation, to have 4% of such person’s Compensation contributed to the Plan, and effective on and after March 1, 2014, to increase to 4% of Compensation the automatic enrollment amount of each Active Participant for whom a current automatic enrollment contribution of of 2% of Compensation is being made, and will treat such amounts as 401(k) Contributions made by the Employer on behalf of such Eligible Employee. This automatic enrollment contribution will commence 6 months after such person’s Employment Commencement date (in the case of a full-time Eligible Employee), and as soon as is reasonably practicable after an Eligible Employee’s commencement of participation (in the case of all other Eligible Employees).

2. Section 1.1 shall be deleted in its entirety and the following shall be substituted, effective as set forth herein:

1.1. Initial Participation. Each Eligible Employee of the Employer, except an Eligible Employee described in the paragraphs below, shall be treated as an Active Participant for the purpose of being eligible to make 401(k) Contributions (and shall be referred to in this Plan as a “401(k) Participant”) on the first payroll period coinciding with or next following the later of the date (a) he attains age 18; (b) he attains his Employment Commencement Date; or (c) he becomes an Eligible Employee.

IN WITNESS WHEREOF, the undersigned has executed this amendment as Plan sponsor for the benefit of its eligible employees, effective as set forth above.

TWB COMPANY, LLC.

By:	/s/ Mike Lowrey
Print Name: Mike Lowrey
Title:	Vice President - CFO

Date: 12/30/13

3